Exhibit 32.2

Certification by the Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Yongjiang Shi, Chief Financial Officer of Smart Powerr Corp. (the “Company”), hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

a.	the Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein

Date: May 14, 2024

By:	/s/ Yongjiang Shi
Name:	Yongjiang Shi
Title:	Chief Financial Officer